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                                                                   EXHIBIT 10.14


                             COBALT NETWORKS, INC.
                             EMPLOYMENT AGREEMENT

     This Agreement (the "Agreement") is made as of August 31, 1999 by and between Cobalt Networks, Inc., a California corporation (the "Company"), and Vivek Mehra (the "Executive").

     1.  Employment and Duties.  Executive shall be employed as an Executive
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Vice President of the Company, reporting directly to the Chief Executive
Officer, President or Chief Operating Officer of the Company, as the Company designates, and assuming and discharging such responsibilities as are commensurate with such office and position. Executive shall comply with and be bound by the Company's operating policies, procedures and practices as in effect from time to time during the term of Executive's employment hereunder. During the term of Executive's employment with the Company, Executive shall devote his full business time, skill and attention to his duties and responsibilities, and shall perform them faithfully, diligently and competently, and Executive shall use his best efforts to further the business of the Company and its affiliated entities.

     2.  At-Will Employment.  The Company and Executive acknowledge that
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Executive's employment hereunder is and shall continue to be at-will (as defined under applicable law), and may be terminated at any time, with or without cause, at the option of either party. If Executive's employment terminates for any reason, Executive shall not be entitled to any payments, benefits, damages awards or compensation other than as specifically provided by this Agreement, or as may otherwise be established pursuant to the then existing benefit plans or policies of the Company in effect at the time of such termination. No provision of this Agreement shall be construed as conferring upon Executive a right to continue in his position or in any other position with the Company.

     3.  Salary.  In consideration of Executive's services, Executive will be
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paid a minimum base salary at the rate of $175,000 and 20% of base salary bonus per year (the "Base Salary") during the term of his employment, to be paid in installments in accordance with the Company's standard payroll practices. Executive's Base Salary shall be reevaluated by the Board of Directors of the Company (or persons appointed by the Board of Directors), at the same frequency as the Company's other executive officers.

     4.  Benefits; Expenses.  Executive shall be permitted, to the extent
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eligible, to participate in the employee benefit plans and programs maintained by the Company and offered to employees of comparable position, including without limitation retirement plans, savings and profit sharing plans, stock option, incentive or other bonus plans, group medical, dental, life, disability and other insurance plans and other similar benefit plans of the Company, subject in each case to the generally applicable terms and conditions of the applicable plan or program and to the determination of the Company or any committee administering such plan or program.

     The Company shall reimburse Executive for all reasonable business and travel expenses actually incurred or paid by Executive in the performance of Executive's services on behalf of the
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Company, in accordance with the Company's expense reimbursement policy as in effect from time to time.

      5.   Vacation.  Executive shall be entitled to paid Company holidays and
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vacation in accordance with the Company's policies in effect from time to time for its executive officers.

      6.   Termination by Company.
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           (a) The Company may terminate the Executive's employment in the event
Executive is unable, for a period of at least three consecutive months, due to illness, accident or other physical or mental incapacity, to perform his duties hereunder; provided, that in the event Executive shall become permanently unable, due to illness, accident or other physical and mental incapacity, to perform such duties, the Company may forthwith terminate his employment, prior to the expiration of such three month period;

            (b) The Company may terminate the Executive's employment for "Cause" which is defined as any one or more of the following occurrences:


                   (i) Executive's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime which constitutes a felony in the jurisdiction involved;

                  (ii) Executive's commission of an act of fraud or misappropriation of material property, whether prior to or subsequent to the date hereof, upon the Company, or any of its respective affiliates;

                 (iii) A willful breach by Executive of a material provision of this Agreement;

                  (iv) Failure of Executive to perform the lawful duties and responsibilities assigned to him by the Company, as determined by the Company's Board of Directors in its discretion.

       Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause without (i) reasonable notice to Executive setting forth the reasons for Company's intention to terminate for Cause, and (ii) an opportunity for Executive, together with his counsel, if any, to be heard.

            (c) The Company may terminate Executive's employment for any other reason upon not less than 30 days advance written notice to Executive.

      7.   Termination by Executive. Executive may terminate Executive's
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employment hereunder at any time upon 30 days advance written notice to
Company.

      8.   Effect of Termination.
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       (a)  Except as otherwise expressly set forth in this Section 8,
Executive's right to receive salary or any other payments not required by law shall cease upon the effective date of any termination of Executive's employment and the Company shall have no further liability or obligation to the Executive, his executors, administrators or assigns hereunder except for unpaid salary and benefits accrued to the date of termination.

       (b) If executive is terminated without Cause or pursuant to a Constructive Termination (as defined below), then Executive shall receive (i) one year accelerated vesting of any Company stock options held by him (ii) one year acceleration of vesting of shares of the Company's common stock purchased by him pursuant to Restricted Stock Purchase Agreements and (iii) one year of salary and bonus payable at the same rate and frequency as in effect at the time of such termination. If Executive is terminated for Cause or terminates as a result of a Voluntary Resignation (as defined below) or for any other reason, then Executive shall not be entitled to any accelerated vesting with respect to the options and common stock held by him referenced above. For purposes of this Agreement, (i) a "Voluntary Resignation" means the Executive's voluntary resignation from employment, excluding a voluntary resignation as a result of a Constructive Termination and (ii) "Constructive Termination" means (A) a
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material reduction in salary and benefits other than a reduction applied to all employees, (B) a requirement to relocate without the Executive's consent beyond 50 miles from the principal offices of the Company in Mountain View, California,
(C) a material reduction in responsibilities reasonably accorded or expected of an Executive Vice President of the Company, (D) the Company materially breaches the terms of this Agreement or any other agreement between the Executive and the Company with respect to the payment or vesting of compensation or benefits or in any other material respect and such breach is not cured within 30 days after the Company receives written notice thereof, and (E) the Company requires the Executive, as a condition to his continued employment with the Company to perform felonious or fraudulent acts or omissions; provided, however, that a Constructive Termination shall not include any matters set forth in (A), (B) and
(C) above which are proposed by the Company and agreed to by Executive.

         9.   Confidential Information Agreement.  The Company and Executive
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shall execute and deliver the Company's standard Confidential Information and
Invention Assignment Agreement.

        10.   Successors.  The Company shall require any successor or assignee,
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in connection with any sale, transfer or other disposition of all or substantially all of the Company's assets or business, whether by purchase, merger, consolidation or otherwise, expressly to assume and agree to perform the Company's obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In such event, the term "Company," as used in this Agreement, shall mean any successor or assignee to the business and assets which by reason hereof becomes bound by the terms and provisions of this Agreement.

        11.   Arbitration.
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          (a)  Any claim, dispute or controversy arising out of this Agreement, the interpretation, validity or enforceability of this Agreement or the alleged breach thereof shall be submitted by the parties to binding arbitration by the American Arbitration Association in California; provided, however, that this arbitration provision shall not preclude the Company from seeking injunctive relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of the trade secrets or confidential and proprietary information of the Company, or any of its respective affiliates. The losing party to any such arbitration shall bear all costs of the arbitration, including the reasonable fees and expenses of counsel and experts retained by both parties. The fees and expenses of counsel and experts retained by each party shall be paid by the party retaining such services. Judgment may be entered on the award of the arbitrator in any court having jurisdiction.

          (b) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THE AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN
CONNECTION WITH HIS EMPLOYMENT OR TERMINATION THEREOF, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT, TO BINDING ARBITRATION, AND THAT THIS ARBITRATION SECTION CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EXECUTIVE/COMPANY RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, DISCRIMINATION CLAIMS.

     12.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such state.

     13.  Integration.  This Agreement and any written Company plans and
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written agreements between the parties that are referenced herein represent the entire agreement and understanding between the parties hereto as to the subject matter hereof and supersede all prior or contemporaneous agreements, whether written or oral. No waiver, alteration, or modification, if any, of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     14.  Assignment.  This Agreement and all rights under this Agreement shall
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be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. The Executive shall not, without the written consent of the Company, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. If Executive should die while any amounts are still payable to Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.


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    15.  Counterparts.  This Agreement may be executed in counterparts, which
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together will constitute one instrument.


    16.  Surviving Provisions.  Nothwithstanding any other provision of this
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Agreement, the provisions of Sections 4 and 5, and 8 through 15 shall survive the termination of this Agreement.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first set forth above.


COBALT NETWORKS, INC.

     /s/ Kenton D. Chow
By: _______________________

Title: VP Finance & CFO
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EXECUTIVE


/s/ Vivek Mehra
__________________________
Vivek Mehra





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